 Exhibit 99.1

PRELIMINARY AND UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND NON-GAAP FINANCIAL MEASURES

The preliminary and unaudited quarterly condensed consolidated statements of income (loss) and the non-GAAP financial measures have been prepared as a supplement to the pro forma financial statements to illustrate the quarterly impact of the reclassification of the Mitchell’s Restaurants’ operating results to discontinued operations for fiscal years 2014 and 2013. The fiscal year 2013 operating results of three additional locations closed in fiscal year 2014 have also been reclassified to the discontinued operations line of the quarterly condensed consolidated statements of income. Therefore, the quarterly condensed consolidated statements of income do not agree to the pro forma financial statements presented in Exhibit 99.3 for fiscal year 2013.

RUTH'S HOSPITALITY GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (Loss) - Preliminary and Unaudited

(Amounts in thousands, except share and per share data)

	Quarter Ended					Quarter Ended
	March 31,	June 30,	September 29,	December 29,	Fiscal Year	March 30,	June 29,	September 28,	Year to Date
	2013	2013	2013	2013	2013	2014	2014	2014	Q3 2014
Revenues:
Restaurant sales	$81,325	$73,744	$64,432	$84,699	$304,200	$85,070	$77,989	$69,283	$232,342
Franchise income	3,663	3,647	3,498	4,203	15,011	4,036	3,807	3,517	11,360
Other operating income	891	2,802	721	(1,271)	3,143	1,248	1,210	995	3,453
Total revenues	85,879	80,193	68,651	87,631	322,354	90,354	83,006	73,795	247,155

Costs and expenses:
Food and beverage costs	25,104	22,097	19,867	26,318	93,386	26,667	24,828	22,165	73,661
Restaurant operating expenses	37,083	35,624	34,668	38,289	145,664	38,843	37,741	37,238	113,821
Marketing and advertising	1,579	3,087	1,362	3,312	9,340	1,746	1,923	1,990	5,658
General and administrative costs	6,635	6,695	6,642	7,836	27,808	6,225	5,847	5,352	17,424
Depreciation and amortization expenses	2,689	2,539	2,452	2,550	10,230	2,510	2,714	2,693	7,918
Pre-opening costs	1	142	316	232	691	409	119	395	924
Gain on settlements, net	-	-	(1,719)	-	(1,719)	-	-	-	-
Total costs and expenses	73,091	70,184	63,588	78,537	285,400	76,400	73,172	69,833	219,406

Operating income	12,788	10,009	5,063	9,094	36,954	13,954	9,834	3,962	27,749

Other income (expense):
Interest expense	(516)	(415)	(414)	(295)	(1,640)	(287)	(298)	(297)	(881)
Other	25	(1)	(101)	(1)	(77)	9	12	5	25

Income from continuing operations before income tax expense	12,297	9,593	4,548	8,798	35,237	13,676	9,548	3,670	26,893
Income tax expense	3,881	2,452	1,623	2,787	10,744	4,686	2,880	1,472	9,038

Income from continuing operations	8,416	7,141	2,925	6,011	24,493	8,990	6,668	2,198	17,855
Discontinued operations:
Income (loss) from discontinued operations, net of income taxes	(755)	626	(38)	(1,836)	(2,004)	(125)	236	(9,496)	(9,385)
Net income (loss)	$7,661	$7,767	$2,887	$4,175	$22,489	$8,865	$6,904	$(7,298)	$8,470

Basic earnings (loss) per common share:
Continuing operations	$0.24	$0.20	$0.08	$0.17	$0.71	$0.25	$0.19	$0.06	$0.51
Discontinued operations	(0.02)	$0.02	(0.00)	(0.05)	(0.06)	(0.00)	0.01	(0.27)	(0.27)
Basic earnings (loss) per share	$0.22	$0.22	$0.08	$0.12	$0.65	$0.25	$0.20	$(0.21)	$0.24

Diluted earnings (loss) per common share:
Continuing operations	$0.24	$0.20	$0.08	$0.17	$0.69	$0.25	$0.18	$0.06	$0.51
Discontinued operations	(0.02)	0.02	(0.00)	(0.05)	(0.06)	(0.00)	$0.01	(0.27)	$(0.27)
Diluted earnings (loss) per share	$0.22	$0.22	$0.08	$0.12	$0.63	$0.25	$0.19	$(0.21)	$0.24

Shares used in computing earnings (loss) per common share:
Basic	34,456,380	34,660,149	34,956,353	34,978,903	34,761,160	35,094,652	35,122,131	34,925,592	35,047,458
Diluted	35,505,778	35,681,077	35,795,508	35,858,859	35,784,430	35,822,458	35,587,975	34,925,592	35,567,738
Dividends declared per common share	$-	$0.04	$0.04	$0.04	$0.12	$0.05	$0.05	$0.05	$0.15

NON-GAAP FINANCIAL MEASURES

We prepare our financial statements in accordance with generally accepted accounting principles (GAAP). Within our press releases announcing quarterly earnings, we have made reference to non-GAAP net income and non-GAAP diluted earnings per common share. These non-GAAP measurements were calculated by excluding certain non-recurring items and losses from discontinued operations. These non-GAAP measurements have been included as supplemental information. We believe that this measure represents a useful internal measure of performance. Accordingly, where these non-GAAP measures are provided, it is done so that investors have the same financial data that management uses in evaluating performance with the belief that it will assist the investment community in assessing our underlying performance on a quarter-over-quarter basis. However, because these measures are not determined in accordance with accounting principles generally accepted in the United States, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, the aforementioned measures as presented may not be directly comparable to similarly titled measures presented by other companies. These non-GAAP financial measure are presented as supplemental information and not as an alternative to any GAAP measurements.

Reconciliation of Non-GAAP Financial Measure - Unaudited

(Amounts in thousands, except share data)

	Quarter Ended					Quarter Ended
	March 31,	June 30,	September 29,	December 29,	Fiscal Year	March 30,	June 29,	September 28,	Year to Date
	2013	2013	2013	2013	2013	2014	2014	2014	Q3 2014

GAAP net income	$7,661	$7,767	$2,887	$4,175	$22,489	$8,865	$6,904	(7,298)	$8,470
Net of tax impact of excluding a cumulative adjustment from a change in accounting estimate related to gift card breakage revenue	-	-	-	1,306	1,306	-	-	-	-
Net of tax impact of excluding gain on settlements	-	-	(1,049)	-	(1,049)	-	-	-	-
Impact of excluding certain income tax items	-	(616)	-	-	(784)	-	-	-	-
Net of tax impact of excluding loss (income) on discontinued operations	755	(626)	38	1,836	2,004	125	(236)	9,496	9,385
Non-GAAP net income	$8,416	$6,525	$1,876	$7,317	$23,966	$8,990	$6,668	$2,198	$17,855

Non-GAAP diluted earnings per share	$0.24	$0.18	$0.05	$0.20	$0.67	$0.25	$0.19	$0.06	$0.50

Shares:
Weighted average number of common shares outstanding - basic	34,456,380	34,660,149	34,956,353	34,978,903	34,761,160	35,094,652	35,122,131	34,925,592	35,047,458
Dilutive shares	1,049,398	1,020,928	839,155	879,956	1,023,270	727,806	465,844	379,814	520,280
Weighted-average number of common shares outstanding - diluted	35,505,778	35,681,077	35,795,508	35,858,859	35,784,430	35,822,458	35,587,975	35,305,406	35,567,738